                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony F. Daddino, Joseph McLaughlin and David C. Fisher, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with Credit Suisse First Boston (USA), Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Name                                    Title                                     Date
          ----                                    -----                                     ----

/s/ Allen D. Wheat
-----------------------------   Director, President and Chief Executive Officer        March 29, 2001
Allen D. Wheat                  (Principal Executive Officer)

/s/ Anthony F. Daddino
-----------------------------   Director, Chief Financial and Administrative Officer   March 29, 2001
Anthony F. Daddino              (Principal Financial Officer)

/s/ David C. Fisher
-----------------------------   Chief Accounting Officer                               March 29, 2001
David C. Fisher                 (Principal Accounting Officer)

/s/ Robert M. Baylis
-----------------------------   Director                                               March 29, 2001
Robert M. Baylis

/s/ Brady W. Dougan
-----------------------------   Director, Division Head -- Equity                      March 29, 2001
Brady W. Dougan

/s/ Carol B. Einiger
-----------------------------   Director                                               March 29, 2001
Carol B. Einiger

/s/ Stephen A.M. Hester
-----------------------------   Director, Division Head -- Fixed Income                March 29, 2001
Stephen A.M. Hester

/s/ Hamilton E. James
-----------------------------   Director, Division Co-Head -- Investment Banking       March 29, 2001
Hamilton E. James

/s/ Joseph McLaughlin
-----------------------------   Director, General Counsel                              March 29, 2001
Joseph McLaughlin

/s/ Philip K. Ryan
-----------------------------   Director                                               March 29, 2001
Philip K. Ryan


/s/ Richard E. Thornburgh
-----------------------------   Director, Division Head -- Finance, Administration     March 29, 2001
Richard E. Thornburgh           & Operations

/s/ Maynard J. Toll, Jr.
-----------------------------   Director                                               March 27, 2001
Maynard J. Toll, Jr.


-----------------------------   Director, Division Co-Head -- Investment Banking       March 29, 2001
Charles G. Ward III


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